MSA ID: 12091985

Contract ID: 12106880

Exhibit 10.2

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

FOURTH AMENDMENT TO

MASTER PROFESSIONAL SERVICES AGREEMENT

BY AND BETWEEN

MACRO*WORLD RESEARCH CORPORATION

AND

GENPACT INTERNATIONAL, INC.

DATED: June 15, 2010

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MSA ID: 12091985

Contract ID: 12106880

FOURTH AMENDMENT TO MASTER PROFESSIONAL SERVICES AGREEMENT

This Fourth Amendment (“Amendment”), entered into this 15th day of June, 2010 and effective as of the 31st day of March, 2010 (“Effective Date”), amends that certain Master Professional Services Agreement dated as of November 30, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) by and between Macro*World Research Corporation, a North Carolina corporation having a principal place of business at 301 S. College Street, Charlotte, NC 28288 (“Wachovia”) and Genpact International, Inc. (as successor in business to Genpact International, S.A.R.L.), a Delaware corporation with an office at 40 Old Ridgebury Road, Danbury, CT 06810 (“Genpact”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, Wachovia and Genpact are parties to the Agreement and have agreed to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the covenants, promises, obligations and conditions set forth below and of other good and valid consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Paragraph one (1) of the Agreement is amended to reflect a change in the primary place of business for Genpact to:

“40 Old Ridgebury Road, Danbury, CT 06810”

2. Section 8.2 of the Agreement is deleted in its entirety and intentionally left blank.

3. Section 27.3 of the Agreement (Notices) is hereby amended in Subsections (a) (Primary Notices) and (b) (Other Notices) thereof, to replace the address for notices to Genpact to the following:

Genpact International, Inc.

105 Madison Avenue, 2nd Floor

New York, NY 10016

4. WORKING HOURS

India:

The total number of working hours per FTE per annum will be increased from [**] hours to [**] hours and will be applied to all existing and future Statements of Work.

Philippines:

In consideration of future statements of work, the total number of working hours per FTE per annum will be increased from [**] hours to [**] hours.

For the avoidance of doubt, Wells Fargo will not be invoiced for any additional FTE resources that are identified by Genpact which have not received prior approval by the Wells Fargo Outsourcing Director or their designee.

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MSA ID: 12091985

Contract ID: 12106880

Compliance with Laws:

In each jurisdiction in which any agreement, commitment, contract, letter agreement or other arrangement is to be performed, Genpact shall ensure, in all material respects, it is valid, enforceable and performed in compliance with local, state and federal labor laws with regard to the FTE working hours for both India and the Philippines. Further, Genpact will fully and promptly inform Wells Fargo if it is notified by any governmental authority or generally becomes aware of any changes to or non-compliance with labor laws in each jurisdiction.

5. Schedule D of the Agreement (Technology Infrastructure and Services), and Exhibit B thereto, “Distributed Computing Services – Statement of Work,” is hereby amended as follows:

Notwithstanding the Technology Refresh Planning and Implementation contained in Exhibit B of Schedule D of the Agreement and Exhibit B of Schedule D of the LOA, for the Term of the Agreement, Genpact must obtain prior approval in writing from the Wells Fargo Outsourcing Director or their designee before a technology refresh can occur.

6. Section 2 of Schedule O to the Agreement (Pricing Methodology) entitled “Dedicated Management Team and LOB Level HR, IT, Quality Transition and Training Leaders,” is hereby amended as follows:

(a) Subsection 2.1 is hereby deleted in its entirety and replaced with the following:

“2.1 Genpact will provide the following number of dedicated named management personnel for each position noted in the table below (The Dedicated Management Team”).

Dedicated Management Team	Valid for [**] FTEs
Business Leader*	[**]
HR Leader and Support	[**]
Finance Manager**	[**]
IT Manager**	[**]
Training Manager	[**]
Global Relationship Manager**	[**]
Relationship Managers	[**]
Quality Leads	[**]
Transition Manager	[**]
LOB Leads	[**]

Total Number of Dedicated Resources Dedicated Management Annual Fee: ( Fixed Cost	[**]

*	Any and all costs and expenses associated with the Business Leader resource shall be the responsibility of Genpact, unless otherwise mutually agreed upon in writing.

**	The Finance, Global Relationship Manager and IT Leads will each be considered a [**] resource and will be shared across other accounts within Genpact.

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MSA ID: 12091985

Contract ID: 12106880

The Support Team, including the Dedicated Management Team, the Support Leaders and the Statement of Work Support Team structures, may not be changed unless both Parties agree to any such change in a separate writing signed by both parties.

(b) Subsection 2.3 is hereby deleted in its entirety and replaced with the following:

“2.3 The Dedicated Management Team for each designated position set forth above will have the functions and responsibilities designated. The Total Management fee will not exceed $[**] annually, unless the Parties amend this Schedule in writing.”

(c) Subsection 2.5 is hereby deleted in its entirety and replaced with the following:

“2.5 Genpact will provide Relationship Managers as noted in the Dedicated Management Team listing above, and as of September 1, 2007 such costs will be included in the Management Fees and invoiced to Wachovia each month. Genpact may not eliminate the position of Relationship Manager from the Wachovia’s account without Wachovia’s consent.”

(d) Subsection 2.7 is hereby deleted in its entirety and replaced with the following

“2.7 The Dedicated Management Team will be 100% dedicated to the Wachovia account with the exception of the Business Leader, and the Finance, Global Relationship Manager and IT Leads. The Business Leader will not be dedicated but will provide leadership and serve as the single point of accountability for the Services and have overall responsibility for overseeing the provision of the Services, billing and relationship management concerning the Wachovia account.”

(e) Subsection 2.8 is hereby deleted in its entirety and replaced with the following:

“2.8 Support Leaders:

Genpact will provide the following LOB/Support Leaders:

Support Leaders
IT [**]	[**]
Compliance [**]	[**]
Sub-total	[**]

INDIA	[**]

The Support Leaders, as noted above, will be billed as part of the Dedicated Management Fees Invoice as per the rate card of Schedule O of the Agreement, but the Support Leaders Management Fees are not included in the fixed Dedicated Management Fee for India which is the amount of $[**] mentioned in subsection 2.3 as amended. The billing for Support Leaders will be an additional annual cost of [**] resources.”

(f) Subsection 2.9 is hereby deleted in its entirety and replaced with the following:

“2.9 Statement of Work Support Fees

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MSA ID: 12091985

Contract ID: 12106880

The charges for HR, IT, Training and Quality Managers will no longer be span based but will be invoiced at a fixed annual rate as per table listed below. This would be basis the number of Full Production FTEs assigned to Statement of Work performing the actual process and their immediate supervisors. The billing would be done as per table listed below on a monthly basis, in arrears, pro-rated as appropriate for the applicable month. This fee shall apply to all existing and future Statements of Work under the Agreement.”

2009	2010	2011	2012	2013	2014
[**]	[**]	[**]	[**]	[**]	[**]

Additionally paragraph 11 in Exhibit D to Schedule O (that reads “Charges for HR, IT, Training ……………. manager FTE count must be in increments of [**] FTE.”) is now deleted in its entirety and intentionally left blank.

7. Section 6 of Schedule O to the Agreement (Pricing Methodology) entitled “Dedicated Management Team and LOB Level HR, IT, Quality Transition and Training Leaders,” is hereby amended by adding the following as new subsection 6.3:

“All Travel expenses must receive prior approval by the Wachovia Outsourcing Director or their designee and must be invoiced in accordance with the Agreement.”

8.	Exhibit A to Schedule O is hereby deleted in its entirety.

9. General

9.1 Defined Terms. Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

9.2 Authority For Amendment. The execution, delivery and performance of this amendment has been duly authorized by all requisite corporate action on the part of Wachovia and Genpact and upon execution by all parties, will constitute a legal, binding obligation thereof.

9.3 Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect, provided however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Amendment, the terms and conditions of this Amendment shall govern and be controlling. All references to the Agreement after the Effective Date of this Amendment shall be to Agreement as modified hereby. The Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties with respect to the subject matter hereof.

94 Binding Effect; Severability. Each reference herein to a Party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.5 Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

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MSA ID: 12091985

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9.6 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws rules.

9.7 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the Effective Date.

GENPACT INTERNATIONAL, INC.		MACRO*WORLD RESEARCH CORPORATION

By:	Mohit Thukral	By:	/s/ Gui Kahl
Name (Print):	Mohit Thukral	Name (Print):	Gui Kahl
Title:	SVP	Title:	SVP

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